Exhibit 99.4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the Merger Agreement transaction (the "Merger Agreement") between Canfield Medical Supply, Inc. (“CMS”) and Splash Beverage Group, Inc. ("SBG"). In the Merger Agreement, CMS issued 54,677,690 shares of its common stock to the shareholders of SBG in exchange for all of the issued and outstanding common shares of SBG, which resulted in SBG becoming a wholly-owned subsidiary of CMS. CMS also issued warrants to acquire 6,024,174 shares of its common stock to existing SBG warrant holders. As owners and management of SBG have voting and operating control of CMS following the Merger Agreement, the transaction is accounted for as a reverse acquisition.

The unaudited pro forma consolidated financial statements presented below are prepared by applying the acquisition method of accounting to a business combination that is a reverse acquisition. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Merger Agreement are described in the accompanying unaudited notes presented on the following pages. The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 presents the combined results of operations as if the Reverse Acquisition had occurred on January 1, 2019.  The accompanying unaudited pro forma consolidated balance sheet at December 31, 2019, presents the combined balance sheets as if the Merger Agreement had occurred on December 31, 2019.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had CMS and SBG been a combined company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, SBG's audited financial statements at and for the years ended December 31, 2019, 2018 and 2017 and CMS's audited financial statements for the years ended December 31, 2019 and 2018, as included in its Annual Report on Form 10K for the year ended December 31, 2019.

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Unaudited Pro Forma Consolidated Condensed Balance Sheet

At December 31, 2019

					Pro Forma
				Pro Forma	Condensed
	Canfield	Splash	Note	Adjustments	Consolidated

Current Assets	363,496	370,662		—	734,158

Non-current Assets	62,563	234,652		—	297,215
Goodwill	—	—	(d)	9,392,271	9,392,271

Total Assets	426,059	605,314		9,392,271	10,423,644

Accounts Payable and Other	643,102	785,407		—	1,428,509
Loans Payable and Accrued Interest	—	9,493,773	(a)	(7,748,720)	1,745,053

Loans Payable - Non-current	2,064	—		—	2,064
Other non-current	—	82,238		—	82,238

Total Liabilities	645,166	10,361,418		(7,748,720)	3,257,864

Equity
Preferred Stock	—	6,913	(b)	1,605	8,518
			(b)	1,702	1,702
			(c)	(10,220)	(10,220)
Common Stock	345,515	22,079	(e)	(312,916)	54,678
Treasury Stock	—	(50,000)		—	(50,000)

Paid-in Capital	160,786	22,110,412	(a)	7,748,720	30,019,918
			(b)	1,362,756	1,362,756
			(b)	2,177,432	2,177,432
			(d)	8,666,863	8,666,863
			(c)	10,220	10,220
			(e)	312,916	312,916
Accumulated Deficit	(725,408)	(31,845,508)	(b)	(1,364,361)	(33,935,277)
			(b)	(2,179,134)	(2,179,134)
			(d)	725,408	725,408

Total Equity	(219,107)	(9,756,104)		17,140,991	7,165,780

Total Liabilities and Equity	426,059	605,314		9,392,271	10,423,644

(a) To record conversion of principal and accrued interest on notes payable to common stock on notes payable

(b) To record stock dividends on series A & B convertible preferred stock

(c) To record conversion of series A & B convertible Preferred stock to Common stock.

(d) To record the issuance of common stock pursuant to the Merger Agreement, and related allocation of purchase price to the net assets acquired in the reverse merger

(e) To reflect the total number of shares outstanding as a result of the Merger Agreement accounted for as a reverse merger and recapitalization

The unaudited pro forma condensed consolidated balance sheet does not give effect to the issuance of warrants in connection with the Merger Agreement

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Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Twelve Months Ended December 31, 2019

					Pro Forma
				Pro Forma	Condensed
	Canfield	Splash	Note	Adjustments	Consolidated
Revenues	1,017,833	20,387		—	1,038,220

Cost of Sales	(508,874)	(245,500)		—	(754,374)

Gross Margin	508,959	(225,113)		—	283,846

Operating Expenses	979,355	4,261,946		—	5,241,301

Loss from Operations	(470,396)	(4,487,059)		—	(4,957,455)

Interest Expense	(8,376)	(665,195)	(f)	584,830	(88,741)
Other Income (Expense)	1,538	16,523			18,061

Net Loss	(477,234)	(5,135,731)		584,830	(5,028,135)

Basic and diluted net (loss) per share	(0.04)	(0.03)		—	(0.08)

Weighted average shares outstanding	11,635,534	20,008,839			64,243,803

(f) To reverse interest expense on notes payable which were converted to Common stock concurrently with the Merger Agreement

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